                                                                   EXHIBIT 3.i.8

                                         I HEREBY CERTIFY THAT THIS IS A COPY
                                         OF A DOCUMENT FILED WITH THE
                                         REGISTRAR OF COMPANIES ON
                                         AUG 27, 1991

                                         /s/ [SIGNATURE ILLEGIBLE]
                                         ------------------------------------
                                         ASSISTANT DEPUTY REGISTRAR OF COMPANIES
                                         FOR THE PROVINCE OF BRITISH COLUMBIA


                                    FORM 21
                                 (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                 Certificate of
                            Incorporation No. 268183

                                  COMPANY ACT

                               SPECIAL RESOLUTION

            The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY:        ACUVISION SYSTEMS INC.

DATE RESOLUTION PASSED: March 1, 1991


Resolution:

"UPON MOTION IT WAS RESOLVED as a Special Resolution that:

1. all of the Company's common shares without par value be consolidated from 10,000,000 common shares, of which 7,718,978 shares are issued, into 2,000,000 common shares without par value, of which approximately 1,543,795.6 shares will be issued, every five old common shares being consolidated into one new common share, and altering the Company's Memorandum accordingly.

2. the Company increase the number of common shares without par value which the Company is authorized to issue from 2,000,000 common shares (post-consolidation) to 50,000,000 common shares without par value, and altering the Company's Memorandum accordingly.

3. the name of the Company be changed from AcuVision Systems Inc. to International AcuVision Systems Inc., and altering the Company's Memorandum accordingly.

4. after the above amendments have taken place, the Company's Memorandum be altered so that the Memorandum, as altered, shall at the time of filing comply with the Company Act.

             THE MEMORANDUM AS ALTERED IS ATTACHED AS SCHEDULE "A".

CERTIFIED A TRUE COPY THE 10TH DAY OF JULY, 1991.

DuMoulin Black                       (Signature) /s/ GEORGE R. BRAZIER
Barristers & Solicitors                         ------------------------------
10th Floor - 595 Howe Street                         GEORGE R. BRAZIER
Vancouver, B.C.
V6C 2T5                                                  Solicitor
                                                ------------------------------
                                                  (Relationship to Company)
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                                   SCHEDULE A

       Attached to the Resolutions of INTERNATIONAL ACUVISION SYSTEMS INC.
               passed by the Members on the 1st day of March, 1991

                                   MEMORANDUM
                                    (ALTERED)

                                       of

                      INTERNATIONAL ACUVISION SYSTEMS INC.

1.      The name of the Company is "INTERNATIONAL ACUVISION SYSTEMS INC.".

2. The authorized capital of the Company consists of FIFTY MILLION (50,000,000) common shares without par value.